EXHIBIT 4.5   FORM OF CLASS H WARRANTS

THIS WARRANT AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON, UNLESS REGISTERED UNDER THE 1933 ACT, OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THIS WARRANT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE WARRANT IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

THIS WARRANT AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED BY OR TO ANY U.S. PERSON EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE 1933 ACT AND UNDER PROVISIONS OF APPLICABLE STATE SECURITIES LAWS; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION FROM COUNSEL THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF THE SECURITIES.


                             STOCK PURCHASE WARRANT

No. __

                  TO PURCHASE ______ SHARES OF COMMON STOCK OF


                          TOP SOURCE TECHNOLOGIES, INC.


THIS CERTIFIES that, for value received, _____________________________, located at _______________, _______, _______, ____________ (the "Investor"), is
entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after November 16, 1998 and on or prior to November 16, 2003 (the "Termination Date") but not thereafter, to subscribe for and purchase from TOP SOURCE TECHNOLOGIES, INC., a corporation incorporated in the State of Delaware (the "Company"), ____________________________ shares (the "Warrant Shares") of
Common Stock, $.001 value per share of the Company (the "Common Stock"). The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be equal to $.8937. The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. This Warrant is being issued in connection with the Letter Agreement dated November 16, 1998 modifying the terms and conditions of the Series A 5% Convertible Preferred Stock (the "Agreement") and is subject to its terms and conditions.

1. Title of Warrant. Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

2. Authorization of Shares. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant and full payment of the Exercise Price, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

3. Exercise of Warrant. Except as provided in Section 11 herein, exercise of the purchase rights represented by this Warrant may be made in whole or in part at any time ending before the close of business on the Termination Date, or such earlier date on which this Warrant may terminate as provided in this Warrant, by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased; whereupon the holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. Certificates for shares purchased hereunder shall be delivered to the holder hereof within four (4) business days after the date on which this Warrant shall have been exercised as aforesaid, or be subject to the damages set forth in the Agreement. Payment of the Exercise Price may be by certified check or cashier's check or by wire transfer to an account designated by the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares.

4. No Fractional Shares or Script. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. Fractional Shares shall be rounded down as provided for in Section 5(g) of the Certificate of Designation.

5. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof, and provided further, that upon any transfer involved in the issuance or delivery of any certificates for shares of Common Stock, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

6. Closing of Books. Unless otherwise required by law or the principal trading market for the Company's Common Stock, the Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant for a period of time in excess of five (5) trading days per year.

7. No Rights as Shareholder until Exercise. This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise thereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be, and be deemed to be, issued to such holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

8. Assignment and Transfer of Warrant. This Warrant may be assigned by the surrender of this Warrant and the Assignment Form annexed hereto duly executed at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company); provided, however, that the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any expenses of transfer incidental thereto and that this Warrant may not be resold or otherwise transferred except (I) in a transaction registered under the Securities Act of 1933 (the "Securities Act"), or (ii) in a transaction pursuant to an exemption, if available, from such registration and whereby, if requested by the Company, an opinion of counsel reasonably satisfactory to counsel for the Company is obtained by the holder of this Warrant to the effect that the transaction is so exempt.

9. Loss, Theft, Destruction or Mutilation of Warrant. The Company represents and warrants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant certificate or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday in the State of New York, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

11.      Effect of Certain Events.

(a) If at any time the Company proposes (i) to sell or otherwise convey all or substantially all of its assets or (ii) to effect a transaction (by merger or otherwise) in which more than 50% of the voting power of the Company is disposed of (collectively, a "Sale or Merger Transaction"), in which the consideration to be received by the Company or its shareholders consists solely of cash, then the Warrant shall terminate if the Warrant has not been exercised by the effective date of such Sale or Merger transaction, the Company shall give the holder of this Warrant thirty (30) days notice of such termination and of the proposed effective date of the Sale or Merger transaction.

(b) In case the Company shall at any time effect a Sale or Merger Transaction in which the consideration to be received by the Company or its shareholders consists in whole or in part of consideration other than cash, the holder of this Warrant shall have the right thereafter to purchase, by exercise of this Warrant and payment of the aggregate Exercise Price in effect immediately prior to such action, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such Sale or Merger transaction had this Warrant been exercised immediately prior thereto.


(c)      "Piggy-Back" Registration.

(i) The holder of this Warrant shall have the right to include all of the Warrant Shares (the "Registrable Securities") as part of any registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Securities Act or pursuant to Forms S-4 or S-8) and must be notified in writing of such filing. The holder shall have five (5) business days to notify the Company in writing as to whether the Company is to include holder's Registrable Securities as part of the registration; provided, however, that if any registration pursuant to this Section shall be underwritten, in whole or in part, the Company may require that the Registrable Securities requested for inclusion pursuant to this Section be included in the underwriting on the same terms and conditions as the securities other-wise being sold through the underwriters. If in the good faith judgment of the underwriter of such offering only a limited number of Registrable Securities should be included in such offering, or no such shares should be included, the holder of such Registrable Securities, and any other selling stockholders, shall be reduced, such reduction to be applied by excluding (on a pro rata basis) Registrable Securities proposed to be sold by the holder of this Warrant and shares proposed to be sold by all other persons. Those Registrable Securities which are not included in an underwritten offering pursuant to the foregoing provisions of this Section (and all other Registrable Securities held by the selling stockholders) shall be withheld from the market by the Holders thereof for a period, not to exceed ninety (90) days, which the underwriter may reasonably determine-nine is necessary in order to effect such underwritten offering, and the Holder shall sign any agreement to this effect requested by such underwriter. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement without incurring any liability to the holders of Registrable Securities.

(ii) The registration rights set forth in Section 11(c)(i) shall cease upon the earliest of (A) the effective registration under the Securities Act of all of the Registrable Securities and the disposal of such securities pursuant to such registration, (B) registration under the Securities Act is no longer required for the immediate public distribution of such security as a result of the provisions of Rule 144 promulgated under the Securities Act, or (C) such Registrable Securities cease to be outstanding.

12. Adjustments-of Exercise Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following.

In case the Company shall (i) declare or pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock,
(iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the holder of this Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive had such Warrant been exercised in advance thereof Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the holder of this Warrant shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per such Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

13. Voluntary Adjustment by the Company. The Company may at any time during the term of this Warrant, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

14. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

15. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as 'provided herein without violation of any applicable law or regulation, or of any requirements of prove the NASDAQ Stock Market or any domestic securities exchange upon which the Common Stock may be listed.

16.      Miscellaneous.

(a) Issue Date, Jurisdiction. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of the State of Delaware, without regard to its conflict of law, principles or rules. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the State of Delaware without regard to choice of law considerations. The courts of the State of Delaware shall have exclusive jurisdiction over any cause or controversy arising under the terms of this Agreement or between the parties as the result of any act taken or failure to act not taken by either party pursuant to this Agreement.

(b) Restrictions. The holder hereof acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

(c) Modification and Waiver. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

(d) Notices. Any notice, request or other document required or permitted to be given or delivered to the holders hereof by the Company shall be delivered or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the Books of the Company or to the Company at the address set forth in the Agreement.

(e) Capitalized Terms. All capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Agreement.

(d) Entire Agreement. This Warrant, together with all documents referenced herein, embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: November __, 1998            TOP SOURCE TECHNOLOGIES, INC.




                                   By:________________________________
                                      David Natan, Vice President of
                                      Finance